UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 22, 2007

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition

On October 23, 2007, Lexmark International, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2007. The text of the press release announcing financial results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05.       Costs Associated with Exit or Disposal Activities

As part of its ongoing optimization of its cost and expense structure, the Company continually reviews its resources in light of a variety of factors. On October 22, 2007, the Company determined that it would restructure its workforce and consolidate some of its manufacturing capacity. On October 23, 2007, the Company announced a plan (the “2007 Restructuring Plan”) which includes:

•	Closure of one of the Company’s inkjet supplies manufacturing facilities in Mexico, and additional optimization measures at the remaining inkjet facilities in Mexico.
•
Reduction of the Company’s business support cost and expense structure by further consolidating activity globally and expanding the use of shared service centers in lower- cost regions. The areas impacted are supply chain, service delivery, general and administrative expense, as well as marketing and sales support functions.

•	Focusing consumer segment marketing and sales efforts into countries or geographic regions that have the highest supplies usage.

The 2007 Restructuring Plan is expected to impact approximately 1,650 positions by the end of 2008. Most of the impacted positions are being moved to lower-cost countries. The Company expects the 2007 Restructuring Plan will result in pre-tax charges of approximately $90 million, of which $75 million will require cash. The Company expects the 2007 Restructuring Plan to be substantially completed by the end of 2008. The text of the press release announcing the workforce reduction and additional optimization measures is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits

(d)  Exhibits

       Exhibit No.            Description of Exhibit

       99.1                         Press Release issued by Lexmark International, Inc., dated October 23, 2007.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations between the GAAP and non-GAAP financial measures contained in the press release in the financial statements attached thereto and in the Supplemental Information slides on the Company’s investor relations website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

October 23, 2007	By:	/s/ John W. Gamble, Jr.
John W. Gamble, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.      Description of Exhibit

99.1                  Press Release issued by Lexmark International, Inc., dated October 23, 2007.